Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Altice USA, Inc. of our report dated March 30, 2016 relating to the financial statements of Cequel Corporation (Predecessor), which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
May 15, 2017

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Altice USA, Inc. of our report dated March 30, 2016 relating to the financial statements of Cequel Corporation (Successor), which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
May 15, 2017